UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2008

VIRGIN MEDIA INC.

(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	File No. 000-50886 (Commission File Number)	59-3778427 (IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 906-8440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Neil Berkett as chief executive officer

                On March 6, 2008, the board of directors of Virgin Media Inc. (the “Company”) appointed Neil Berkett, age 52, as the Company’s chief executive officer (“CEO”). Mr. Berkett, who started as the Company’s chief operating officer on September 26, 2005, assumed the role of acting CEO in August 2007.

                Born in New Zealand, Neil Berkett started his career at the national Post Office before moving to ICL in Australia where he held a succession of senior management roles including Financial Controller. In 1986, he was appointed CEO of Eastwest Airlines, Australia, a position he held for five years. In 1992, he moved into the financial services sector, first at Citibank Limited and then at St George’s Bank Limited, one of Australia’s largest retail banks, where he was head of the retail division before he led the merger between St George and Advance Banks. In 1999, Mr. Berkett moved to the UK and served as chief operating officer of Prudential Assurance before becoming Managing Director of Distribution at Lloyds TSB in 2003, a position he held until he joined the Company as chief operating officer in 2005.

Departure of Jacques Kerrest

                On March 4, 2008, Jacques Kerrest gave notice of his upcoming resignation as the Company’s chief financial officer.  Mr. Kerrest is expected to leave the Company in early April 2008.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2008	VIRGIN MEDIA INC.

	By:	/s/ Bryan H. Hall
Bryan H. Hall
Secretary